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                                                              EXHIBIT (8)(f)(ii)

                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

           The Fund Participation Agreement dated November 18, 1999, between The United States Life Insurance Company in the City of New York, and each of The Dreyfus Variable Investment Fund and The Dreyfus Socially Responsible Growth Fund, Inc. is hereby amended as of October 31, 2003 as follows:

     (1)  Dreyfus Investment Portfolios is added as a party to the Agreement;
          and

     (2) Paragraph 1.12 is hereby deleted in its entirety and replaced with the following:

          "'Separate Account' shall mean the Unites States Life Insurance Company in the City of New York Separate Account USL VL-R and the United States Life Insurance Company in the City of New York Separate Account USL VA-R, both separate accounts established by Insurance Company in accordance with the laws of the State of New York.


Effective Date:  October 31, 2003


The United States Life Insurance Company in the City of New York

Signed:
         -------------------------------
Name:
         -------------------------------
Title:
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Dreyfus Variable Investment Fund

Signed:
         -------------------------------
Name:
         -------------------------------
Title:
         -------------------------------


The Dreyfus Socially Responsible Growth Fund, Inc.

Signed:
         -------------------------------
Name:
         -------------------------------
Title:
         -------------------------------


Dreyfus Investment Portfolios

Signed:
         -------------------------------
Name:
         -------------------------------
Title:
         -------------------------------